UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 3, 2021
Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive
Redwood City, CA 94063
(Address of principal executive offices, including zip code)

(650) 656-9323
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Adverum Biotechnologies, Inc.’s preliminary proxy statement filed on April 5, 2021, on April 3, 2021, and on April 4, 2021, Rekha Hemrajani and Eric Carter, respectively, resigned as members of the Board of Directors of Adverum Biotechnologies, Inc., such resignations to be effective 48 hours prior to the scheduled time of Adverum’s 2021 Annual Meeting, as set forth in its definitive proxy statement for the meeting, as such time may be changed by action of the Board. As appreciation for the services of Ms. Hemrajani and Dr. Carter rendered to Adverum, on April 4, 2021, the Compensation Committee of the Board of Directors of Adverum amended the stock option awards held by Ms. Hemrajani and Dr. Carter (a) to accelerate in full the vesting of the stock option awards, and (b) to extend the post-termination exercise periods of the stock option awards to be until the third anniversary of the Adverum 2021 Annual Meeting of Stockholders, in each case immediately prior to the effectiveness of the applicable resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: April 5, 2021	By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D. Chief Executive Officer